Exhibit 10.11

Voting Agreement

This Voting Agreement (the “Agreement”) is made and entered into as of September 1, 2021 by:

Part A: Best Road Holdings Limited

Part B:

(1) Tiger Initiative Investment Ltd

(2) Lucky monkey Holding Limited

(3) Import & Export Guojin Development Co.,Ltd

Party A is a shareholder of MC Hologram Inc. (hereinafter referred to as the “Company”), and as of the signing date of this agreement, holds 18.63% of the Company’s shares;

Party B is a shareholder of the Company. As of the signing date of this agreement, it holds a total of 35.61% of the Company’s shares, of which Tiger Initiative Investment Ltd holds 15.15% of the Company’s shares, Lucky monkey Holding Limited holds 9.09% of the Company’s shares, Import & Export Guojin Development Co., Ltd holds 11.39% of the Company’s shares;

To maintain the long-term, stable and healthy development of the Company and the successful listing of the MC, improve the management and execution efficiency of the Company, Party A and Party B, through friendly consultations, with respect to the operation and management of the Company, the exercise of shareholders’ rights and the exercise of shareholders’ rights in the Listing Project , have agreed as follows:

1. Party B agrees to delegate all voting rights corresponding to all company shares held by it to Party A to exercise, and Party B will not interfere with Party A’s exercise of voting rights;

2. Party B has the necessary authorization for the execution and delivery of this Agreement, and the execution, delivery and performance of this Agreement will not conflict with or violate any and all constitutional documents;

3. To maintain the stability of the Company’s shareholding structure and control rights, this agreement shall be terminated from the signing date to the date of completion of the merger between the Company and the SPAC and listing on the Nasdaq Stock Exchange. If this agreement needs to be renewed after listing, both parties shall make a separate agreement;

4. For matters not covered during the execution of this agreement, both parties shall resolve them in an attitude of seeking truth from facts and friendly negotiation. If both parties reach an agreement through consultation, a supplementary agreement shall be signed. The supplementary agreement has the same effect as this agreement. If the supplementary agreement is inconsistent with this agreement, the supplementary agreement shall prevail.

Part A: /s/ Best Road Holdings Limited

Part B:

(1) /s/ Tiger Initiative Investment Ltd

(2) /s/ Lucky monkey Holding Limited

(3) /s/ Import & Export Guojin Development Co.,Ltd

Date: September 1, 2021